Exhibit 12.1
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Equity One, Inc.
Ratio of Earnings to Fixed Charges
For the year ended December 31, 2003
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Net income ........................................................                    $  63,647

Adjustments:
   Minority interest...............................................     $    803
   Equity in loss of joint ventures................................          126
   Income from discontinued operations ............................       (5,894)
   Distributed income of equity investees .........................           90          (4,875)
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Fixed Charges:
  Interest cost....................................................       45,146
  Northport interest...............................................           43
  Capitalized interest.............................................        3,822
  Amortization of market value adjustment..........................       (3,541)
  Amortization of loan fees........................................        1,111          46,581
                                                                      ----------
  Less: interest capitalized.......................................       (3,822)
  Northport interest...............................................          (43)         (3,865)
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Earnings, as defined...............................................                    $ 101,488
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Divide by fixed charges............................................                    $  46,581
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Ratio of earnings to fixed charges.................................                         2.18
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